Exhibit 10.7

HIGHLAND ACQUISITION CORPORATION

c/o Highland Capital Management, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

                    , 2016

Highland Capital Management, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Highland Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Highland Capital Management, L.P. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 300 Crescent Court, Suite 700, Dallas, TX 75201 (or any successor location). In exchange therefor, the Company shall pay Highland Capital Management, L.P. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Highland Capital Management, L.P. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

HIGHLAND ACQUISITION CORPORATION

By:
Name: James D. Dondero
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	Strand Advisors, Inc., its general partner

By:
Name:
Title: